Exhibit 99.2

February 26, 2019
Dear FMC Stockholder:
We are pleased to provide you this Information Statement regarding the distribution of our remaining interest in Livent Corporation (“Livent”).
The Information Statement provides you with important information concerning:

•	the U.S. federal income tax treatment to you of the distribution of the shares of common stock of Livent,

•	how we determined the number of shares you will receive,

•	how fractional shares will be treated,

•	a brief description of the background and business of Livent, and

•	how you can obtain additional information about these matters.

We believe that the distribution will benefit FMC, Livent and our stockholders. Thank you for your investment in FMC.

Sincerely,
Pierre R. Brondeau Chairman and Chief Executive Officer

2929 WALNUT STREET
PHILADELPHIA, PA 19104
INFORMATION STATEMENT
Spin-off of Livent Corporation by FMC Corporation
through the Distribution of
Livent Corporation Common Stock

Spin-off of shares of Livent Corporation through the Distribution by FMC Corporation of an aggregate of 123,000,000 shares of Livent Corporation Common Stock
We are sending you this Information Statement because, subject to certain conditions described below, we are distributing our remaining interest in Livent Corporation (“Livent”) in a pro rata spin-off (the “Distribution”) that generally is expected to be tax-free for U.S. federal income tax purposes. In the Distribution, holders of FMC Corporation (us or “FMC”) common stock will receive 0.935301 shares of Livent common stock as a special stock dividend on each outstanding share of FMC common stock they own at 5:00 p.m. EST, New York City time on February 25, 2019 (the “Record Date”). The distribution of Livent common stock will be payable on March 1, 2019 (the “Distribution Date”).
We expect that, for U.S. federal income tax purposes, no gain or loss will be recognized by you, and no amount will be included in your income, in connection with the Distribution, except to the extent of any cash you receive in lieu of fractional shares. See “Material U.S. Federal Income Tax Consequences of the Distribution” below. You should consult your own tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences of the Distribution to you.
If you sell your shares of FMC common stock prior to or on the Distribution Date, you also may be selling your right to receive the special stock dividend of shares of Livent common stock. You are encouraged to consult your financial advisor regarding the specific implications of selling FMC common stock prior to or on the Distribution Date.
In February 2018, FMC formed FMC Lithium USA Holding Corp. as a wholly-owned subsidiary and contributed $1.00 to FMC Lithium USA Holding Corp. in exchange for 100 shares of common stock of FMC Lithium USA Holding Corp. FMC Lithium USA Holding Corp. was renamed Livent Corporation in July 2018. In October 2018, we transferred all of the entities, assets, liabilities and obligations that were primarily related to our lithium business to Livent and its subsidiaries in exchange for 122,999,900 shares of common stock of Livent and a special cash payment. On October 15, 2018, Livent completed an initial public offering of 20,000,000 shares of its common stock. On November 8, 2018, the underwriters exercised in full their option to purchase an additional 3,000,000 shares of Livent. On February 4, 2019, our Board of Directors authorized the Distribution to our stockholders of the 123,000,000 shares of Livent common stock we own as a pro rata special stock dividend on shares of FMC common stock outstanding at 5:00 p.m. EST, New York City time on the Record Date. Following the Distribution, we will no longer own any shares of Livent common stock.
After the Distribution, Livent common stock will continue to be traded on the New York Stock Exchange under the symbol “LTHM”.
No vote of FMC stockholders is required in connection with the Distribution. Therefore, you are not required to take any action. We are sending you this Information Statement, which contains additional information about the terms of the Distribution, Livent and Livent common stock, for your information only. For more information, registered stockholders in the United States or Canada should call our transfer and distribution agent, EQ Shareowner Services, toll free at 800-468-9716. Registered stockholders outside the United States and Canada should call 651-450-4064. Stockholders who hold their FMC common stock in an account with a bank or brokerage firm should contact such bank or brokerage firm.
Neither the Securities and Exchange Commission nor any state securities regulators have approved the Livent common stock to be issued to you pursuant to the Distribution or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.
The date of this Information Statement is February 26, 2019.

QUESTIONS AND ANSWERS REGARDING THE DISTRIBUTION OF LIVENT CORPORATION

1.
I own shares of FMC common stock. What will I receive as a result of the distribution? FMC will distribute 0.935301 of a share of Livent common stock for each share of FMC common stock outstanding as of the record date for the distribution. The final distribution ratio was calculated by dividing the 123,000,000 shares of Livent common stock to be distributed by the number of shares of FMC common stock outstanding on the record date, subject to certain adjustments. You will receive a cash payment for the value of any fractional share which you are entitled to receive.

2.
What is the record date for the distribution, and when will the distribution occur? The record date is February 25, 2019, and ownership of shares of Livent common stock on the record date is determined as of 5:00 p.m. EST, New York City time, on that date. Shares of Livent common stock will be distributed on March 1, 2019.

3.
What do I have to do to participate in the distribution? No action is required by FMC shareholders to receive their shares of Livent common stock. The distribution will be made on the distribution date on the basis of 0.935301 of a share of Livent common stock for each share of FMC common stock held as of 5:00 p.m. EST, New York City time, on the record date, subject to a cash payment in lieu of any fractional shares. You may also participate in the distribution if you purchase shares of FMC common stock in the “regular way” market following the record date as described in question 4 below.

4.
If I sell my shares of FMC common stock before the distribution date, will I still be entitled to receive shares of Livent common stock in the distribution? From the record date and up to and including the distribution date, there will be two markets in shares of FMC common stock and Livent common stock: (1) a “regular way” market and (2) a “when-issued” market. Shares of FMC common stock that trade on the regular way market will carry an entitlement to the special stock dividend of shares of Livent common stock. Therefore, if you own shares of FMC common stock and sell those shares on the regular way market prior to or on the distribution date, you will also be selling your right to receive the special stock dividend of shares of Livent common stock. The New York Stock Exchange authorized a when-issued market for FMC common stock, which commenced on February 22, 2019, one business day prior to the record date. Shares of FMC common stock that trade on the when-issued market under the symbol “FMC WI” trade without the right to receive shares of Livent common stock in connection with the distribution. A when-issued market for the shares of Livent common stock to be distributed in the distribution commenced on February 22, 2019, on the New York Stock Exchange under the symbol “LTHM WI.” If you sell your shares of FMC common stock prior to or on the distribution date, you may also be selling your right to receive the special stock dividend of shares of Livent common stock. You are encouraged to consult with your financial advisor regarding the specific implications of selling your shares of FMC common stock prior to or on the distribution date.

5.
How will the distribution affect the number of shares of FMC common stock I currently hold? The number of shares of FMC common stock you hold will not be changed as a result of the distribution. On the distribution date, FMC shareholders will receive 0.935301 of a share of Livent common stock for each share of FMC common stock that they own as of 5:00 p.m. EST, New York City time, on the record date, except for any cash in lieu of any fractional shares. While the number of shares of FMC common stock you hold will not change as a result of the distribution, the market value of FMC common stock will likely adjust to reflect the distribution and FMC’s disposition of Livent common stock.

6.
What are the U.S. federal income tax consequences of the distribution to FMC shareholders? The distribution is conditioned upon the receipt by FMC of an opinion of counsel to the effect that the distribution, together with certain related transactions, will qualify as a tax-free “reorganization” within the meaning of Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”), and a tax-free distribution within the meaning of Section 355 of the Code. On the basis that the distribution so qualifies, for U.S. federal income tax purposes, you will not recognize any gain or loss, and no amount will be included in your income in connection with the distribution, except with respect to any cash received in lieu of fractional shares. See “Material U.S. Federal Income Tax Consequences of the Distribution” below.

7.
When will I receive my shares of Livent common stock? Will I receive a stock certificate for shares of Livent common stock distributed as a result of the distribution? Registered holders of shares of FMC common stock who are entitled to receive the distribution will receive a book-entry account statement reflecting their ownership of shares of Livent common stock. For additional information, registered shareholders in the United States and Canada should contact FMC’s distribution agent, EQ Shareowner Services, at 800-468-9716. Shareholders from outside the United States may call 651-450-4064.

8.
What if I hold my shares of FMC common stock through a broker, bank, or other nominee? FMC shareholders who hold their shares of FMC common stock through a broker, bank, or other nominee will have their brokerage account credited with shares of Livent common stock. For additional information, including timing of receipt of the Livent common stock, those shareholders should contact their broker, bank, or other nominee directly. Questions regarding the distribution can also be directed to our distribution agent, EQ Shareowner Services, at 800-468-9716. Shareholders from outside the United States may call 651-450-4064.

9.
What if I have stock certificates reflecting my shares of FMC common stock? Should I send them to the distribution agent or to FMC? No, you should not send your stock certificates to the distribution agent or to FMC. You should retain your FMC stock certificates. No certificates representing your shares of Livent common stock will be mailed to you. Livent common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system.

10.
How will the distribution affect my outstanding FMC equity awards? Effective as of the distribution, each outstanding FMC equity award held by a Livent employee will be converted into a Livent equity award, with the number of shares of Livent common stock subject to such Livent equity award (and in the case of stock options, the exercise price of the award) adjusted to preserve the aggregate intrinsic value of the original FMC equity award, as measured before and after the distribution, subject to rounding. Each such Livent equity award will remain subject to the same terms and conditions (including vesting and payment schedules) as were applicable to the corresponding FMC equity award prior to the distribution, except that the Livent equity awards will not be subject to any performance-based vesting conditions.

Effective as of the distribution, each outstanding award of FMC restricted stock units (“RSUs”) and performance restricted stock units (“PRSUs”) held by current FMC employees that were granted prior to January 1, 2019 will be converted into adjusted FMC RSUs and PRSUs and Livent RSUs and PRSUs, respectively. The number of shares of FMC common stock and Livent common stock, as applicable, subject to each such award will be adjusted to preserve the aggregate intrinsic value of the original FMC award, as measured before and after the distribution, subject to rounding. Each such adjusted FMC RSU and PRSU and Livent RSU and PRSU will remain subject to the same terms and conditions (including vesting and payment schedules) as were applicable to the corresponding FMC equity award prior to the distribution, including performance-vesting conditions (as may be equitably adjusted by our Board of Directors (or an applicable committee thereof) in connection with the distribution).

Effective as of the distribution, (i) any outstanding FMC RSUs or PRSUs granted in 2019 and held by a current FMC employee, (ii) any FMC stock options held by a current FMC employee and (iii) any FMC equity awards held by a former FMC employee will, in each case, be converted into adjusted FMC equity awards (and will not be converted into Livent equity awards), with the number of shares of FMC common stock subject to such adjusted FMC equity awards (and in the case of stock options, the exercise price of the award) adjusted to preserve the aggregate intrinsic value of the original FMC equity award, as measured before and after the distribution, subject to rounding. Each such adjusted FMC equity award will remain subject to the same terms and conditions (including vesting and payment schedules) as were applicable to the original FMC equity award prior to the distribution.

11.
Will FMC and Livent enter into any agreements in connection with the distribution? FMC and Livent do not intend to enter into any additional material agreements in connection with the distribution. In connection with the IPO of Livent common stock completed on October 15, 2018, FMC and Livent entered into certain agreements governing the ongoing relationship between FMC and Livent following the IPO and in anticipation of the distribution. These agreements include a separation and distribution agreement, a registration rights agreement, a transition services agreement, a shareholders’ agreement, an employee matters agreement (as subsequently amended and restated), a tax matters agreement and a trademark license agreement, copies of which were filed on October 10, 2018 as exhibits to Livent’s Current Report on Form 8-K.

INFORMATION ABOUT THE DISTRIBUTION
The Distribution
On February 4, 2019, subject to the conditions described below, our Board of Directors authorized the distribution to our stockholders of an aggregate of 123,000,000 shares of Livent common stock on the Distribution Date as a pro rata special stock dividend on shares of FMC common stock outstanding at 5:00 p.m. EST, New York City time on February 25, 2019, the Record Date.
Subject to the satisfaction or waiver by the Board of Directors of the conditions described below, on the Distribution Date, holders of FMC common stock will receive 0.935301 shares of Livent common stock as a special stock dividend on each outstanding share of FMC common stock they own at 5:00 p.m. EST, New York City time on the Record Date, calculated as described below and subject to a cash payment in lieu of any fractional shares. You will not be required to pay any cash or other consideration for the shares of Livent common stock distributed to you or to surrender or exchange your shares of FMC common stock to receive the Distribution of Livent common stock. The Distribution will not affect the number of outstanding shares of FMC common stock held by any stockholder, nor will it affect the rights of holders of FMC common stock.
Reasons for the Distribution
We believe that the separation of FMC and Livent and the Distribution will provide significant benefits, including:

•
The separation of FMC and Livent and the Distribution will allow each of FMC and Livent to operate its respective business without the distractions of the other company’s business. We expect the separation and Distribution will free up time and human resources and enable FMC’s senior management to focus on FMC’s other businesses without distraction from the responsibility to devote time and attention to Livent’s business, while permitting Livent’s management team to focus solely on Livent’s strategic initiatives and future growth.

•
The separation of FMC and Livent and the Distribution should improve resource allocation of FMC and Livent and should thus enable each company to pursue its independent growth strategy and operating plan..

•	As a separate entity, Livent will have a better, more focused story and a track record of growth to present to investors, thereby facilitating Livent’s ability to raise equity capital.

•	A more targeted shareholder base for each of FMC and Livent will enhance the ability of FMC and Livent to pursue their respective strategic and financial objectives.

•
The separation of FMC and Livent and the Distribution will facilitate employee hiring, retention and motivation at each of FMC and Livent by providing leadership opportunities that would not exist in the combined structure and by more closely linking long-term incentive plans for key employees of each of FMC and Livent to the performance of the operations for which they are primarily responsible.

Conditions to the Distribution
The Distribution is subject to the satisfaction or waiver by FMC in its sole discretion of the conditions set forth in the separation and distribution agreement, including the following outstanding conditions:

•	approval has been given by FMC’s Board of Directors;

•	all necessary actions or filings under applicable securities law have been taken or become effective;

•
FMC’s receipt of an opinion from Davis Polk & Wardwell LLP, outside counsel to FMC, satisfactory to the board of directors of FMC, to the effect that the Distribution, together with certain related transactions, will qualify as a tax-free “reorganization” within the meaning of Section 368(a)(1)(D) of the Code and a tax-free distribution within the meaning of Section 355 of the Code;

•	no government order or decree preventing the Distribution has been issued; and

•	all material third party or governmental consents have been received.

The Number of Shares You Will Receive
If you are the record holder of FMC common stock at 5:00 p.m. EST, New York City time on the Record Date, you will be entitled to receive shares of Livent common stock in the Distribution. However, any holders of shares of FMC common stock who sell their FMC shares the “regular way” between the Record Date and the Distribution Date will also be selling their right to receive Livent shares. For each share of FMC common stock for which you are the record holder as of 5:00 p.m. EST, New York City time on the Record Date, the number of shares of Livent common stock that you will be entitled to receive will equal the quotient obtained by dividing (i) the 123,000,000 shares of Livent common stock to be distributed in the Distribution by (ii) the total number of shares of FMC common stock outstanding at 5:00 p.m. EST, New York City time on the Record Date. Based on the number of shares of FMC common stock outstanding at such time, and subject to certain adjustments, you will receive 0.935301 shares of Livent common stock for each share of FMC common stock you hold at 5:00 p.m. EST, New York City time on the Record Date, subject to a cash payment in lieu of any fractional shares. As discussed below, fractional shares will not be issued in the Distribution and instead stockholders will receive an amount in cash for such fractional interest. The distributed shares of Livent common stock will be fully paid and non-assessable and will have no pre-emptive rights.
Trading Between the Record Date and Distribution Date
Beginning on February 22, 2019, and continuing through the close of trading on the New York Stock Exchange (the “NYSE”) on March 1, 2019, the Distribution Date, the following markets will exist in FMC and Livent common stock (each of which will be traded on the NYSE):

•
FMC common stock “regular way” market (NYSE: FMC): Shares of FMC common stock that trade in the regular way market will trade with “due bills,” which are entitlements to shares of Livent common stock to be distributed pursuant to the Distribution. Any holders of shares of FMC common stock who sell FMC shares the “regular way” between the Record Date and the Distribution Date will also be selling their right to receive Livent shares.

•
FMC common stock “ex-distribution/when issued” market (NYSE: FMC WI): Shares of FMC common stock that trade in the ex-distribution/when-issued market will trade without an entitlement to shares of Livent common stock to be distributed pursuant to the Distribution. If you own shares of FMC common stock on the Record Date and sell those shares of FMC common stock in the ex-distribution/when-issued market prior to or on the Distribution Date, you will still receive the shares of Livent common stock that were to be distributed to you in respect of those shares of FMC common stock.

•
Livent common stock “regular way” market (NYSE: LTHM): The regular way market is the same market for Livent common stock that has been in existence since Livent completed its initial public offering of its common stock in October 2018.

•
Livent common stock “when-issued” market (NYSE: LTHM WI): The when-issued market for Livent common stock relates to the shares of Livent common stock that will be distributed to FMC stockholders on the Distribution Date. Therefore, if you are entitled to receive shares of Livent common stock in the Distribution, you may trade your entitlement to the shares of Livent common stock, without the shares of FMC common stock you own, in the Livent common stock when-issued market.

All trades in the “regular way” markets will settle on the second trading day after the trade date. The due bills will settle on the second trading day after the Distribution Date. All trades in the “ex-distribution/when-issued” market and “when-issued” markets will settle on the third trading day after the Distribution Date, irrespective of the trade date.
Livent common stock currently trades on the NYSE under the symbol “LTHM”.
You are encouraged to consult with your financial advisors regarding the specific implications of selling FMC common stock and Livent common stock before the Distribution Date.

Transferability of Shares You Receive
The shares of Livent common stock distributed to FMC shareholders will be freely transferable, except for shares received by persons who may be deemed to be “affiliates” of Livent under the U.S. Securities Act of 1933, as amended, which we refer to as the Securities Act. Persons who may be deemed to be affiliates after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with, Livent, and include its directors, certain of its officers, and significant shareholders. Livent affiliates will be permitted to sell their shares of Livent common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by the provisions of Rule 144 thereunder.
When and How You Will Receive the Dividend
We will pay the dividend on the Distribution Date by releasing the 123,000,000 shares of Livent common stock to be distributed in the Distribution to our distribution agent, EQ Shareowner Services. On March 1, 2019, the distribution agent will cause the shares of Livent common stock to which you are entitled to be registered in your name or in the “street name” of your bank or brokerage firm. Following the Distribution, we will not retain any shares of Livent common stock.
Registered Holders. If you are the registered holder of FMC common stock and hold your FMC common stock either in physical form or in book entry form, the shares of Livent common stock distributed to you will be registered in your name and you will become the record holder of that number of shares of Livent common stock.
“Street Name” Holders. Many FMC stockholders have their FMC common stock held in an account with a bank or brokerage firm. If this applies to you, that bank or brokerage firm is the registered holder that holds the shares on your behalf. The Livent stock being distributed will be registered in the “street name” of your bank or broker, who in turn will then electronically credit your account for the shares of Livent common stock that you are entitled to receive in the Distribution. We anticipate that this will take three to eight business days after the Distribution Date. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your shares of Livent common stock posted to your account.
Fractional Shares. FMC shareholders will not receive any fractional shares of Livent common stock in the Distribution. Instead, the distribution agent will aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing market prices, and distribute the aggregate cash proceeds of the sales, net of brokerage fees and other costs, pro rata (based on the fractional share such holder would otherwise be entitled to receive and reduced by any required tax withholding) to each holder who otherwise would have been entitled to receive a fractional share in the Distribution. Neither we, Livent, nor the distribution agent are required to guarantee any minimum sale price for the fractional shares of Livent common stock. The distribution agent, in its sole discretion, without any influence by Livent or us, will determine when, how, through which broker-dealer, and at what price to sell the whole shares. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the payment made in lieu of fractional shares.
Direct Registration System. Livent common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system. No certificates representing your shares of Livent common stock will be mailed to you. Under the direct registration system, instead of receiving stock certificates Registered Holders will receive a statement reflecting their ownership interest in shares of Livent common stock. Holders of FMC common stock in “street name” through a bank or brokerage firm will receive information concerning their interest in shares of Livent common stock from the Distribution through such bank or brokerage firm. The distribution agent will begin mailing book-entry account statements reflecting your ownership of whole shares and the fractional shares for which you will receive cash promptly after the Distribution Date. You can obtain more information regarding the direct registration system by contacting Livent’s distribution agent, EQ Shareowner Services. Contact information for Livent’s distribution agent is provided elsewhere in this information statement. If you are entitled to receive cash in lieu of fractional shares in the Distribution, a check will be separately mailed to you.
Equity Compensation Plans
In connection with the Distribution, all outstanding FMC equity awards will be equitably adjusted in accordance with the terms of the FMC Corporation Incentive Compensation and Stock Plan and in the manner set forth in the Employee Matters Agreement, as described below.
FMC Equity Awards Held by Livent Employees. Effective as of the Distribution, each outstanding FMC equity award held by a Livent employee will be converted into a Livent equity award, with the number of shares of Livent common stock subject to such Livent equity award (and in the case of stock options, the exercise price of the award) adjusted to preserve the aggregate intrinsic value of the original FMC equity award, as measured before and after the Distribution, subject to rounding. Each such Livent equity award will remain subject to the same terms and conditions (including vesting and payment schedules) as were applicable to the corresponding FMC equity award prior to the Distribution, except that the Livent equity awards will not be subject to any performance-based vesting conditions.
Pre-2019 FMC RSUs and PRSUs Held by Current FMC Employees. Effective as of the Distribution, each outstanding award of FMC RSUs and PRSUs held by current FMC employees that were granted prior to January 1, 2019 will be converted into adjusted FMC RSUs and PRSUs and Livent RSUs and PRSUs, respectively. The number of shares of FMC common stock and Livent common stock, as applicable, subject to each such award will be adjusted to preserve the aggregate intrinsic value of the original FMC award, as measured before and after the Distribution, subject to rounding. Each such adjusted FMC RSU and PRSU and Livent RSU and PRSU will remain subject to the same terms and conditions (including vesting and payment schedules) as were applicable to the corresponding FMC equity award prior to the Distribution, including performance-vesting conditions (as may be equitably adjusted by our Board of Directors (or an applicable committee thereof) in connection with the Distribution).
2019 FMC RSUs and PRSUs and All FMC Stock Options Held by Current FMC Employees. Effective as of the Distribution, (i) any outstanding FMC RSUs or PRSUs granted in 2019 and (ii) any FMC stock options, in each case, held by a current FMC employee will be converted into adjusted FMC equity awards (and will not be converted into Livent equity awards), with the number of shares of FMC common stock subject to such adjusted FMC equity awards (and in the case of stock options, the exercise price of the award) adjusted to preserve the aggregate intrinsic value of the original FMC equity award, as measured before and after the Distribution, subject to rounding. Each such adjusted FMC equity award will remain subject to the same terms and conditions (including vesting and payment schedules) as were applicable to the original FMC equity award prior to the Distribution.
FMC Equity Awards Held by Former FMC Employees. Effective as of the Distribution, all FMC equity awards held by former FMC employees will be converted into adjusted FMC equity awards (and will not be converted into Livent equity awards), with the number of shares of FMC common stock subject to such adjusted FMC equity awards (and in the case of stock options, the exercise price of the award) adjusted to preserve the aggregate intrinsic value of the original FMC equity award, as measured before and after the Distribution, subject to rounding. Each such adjusted FMC equity award will remain subject to the same terms and conditions (including vesting and payment schedules) as were applicable to the original FMC equity award prior to the Distribution.
Other Obligations. Effective at the Distribution, Livent will assume the obligation to settle and deliver the shares of Livent common stock underlying all Livent equity awards (including those FMC equity awards that were converted into Livent equity awards in connection with the Distribution). For purposes of vesting for all equity awards, continued employment with or service to FMC or Livent, as applicable, will be treated as continued employment with or service to both FMC and Livent. Livent will be responsible for the settlement of cash dividend equivalents on any Livent equity awards held by Livent employees, and FMC will be responsible for the settlement of cash dividend equivalents on any FMC equity awards or Livent equity awards held by current or former FMC employees. However, with respect to Livent equity awards held by FMC employees, prior to the date any such settlement is due, Livent will pay FMC in cash amounts required to settle any dividend equivalents accrued following the date of the Distribution.
Material U.S. Federal Income Tax Consequences of the Distribution
The following is a discussion of the material U.S. federal income tax consequences of the Distribution to U.S. Holders (as defined below) of FMC common stock. This discussion is based on the Code, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this information statement, all of which may change, possibly with retroactive effect. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of FMC common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion addresses only the consequences of the Distribution to U.S. Holders that hold FMC common stock as a capital asset. It does not address all aspects of U.S. federal income taxation that may be important to a U.S. Holder in light of that shareholder’s particular circumstances or to a U.S. Holder subject to special rules, such as:

•	a financial institution, regulated investment company or insurance company;

•	a tax-exempt organization;

•	a dealer or broker in securities, commodities or foreign currencies;

•	a shareholder that holds FMC common stock as part of a hedge, appreciated financial position, straddle, conversion, or other risk reduction transaction;

•	a shareholder that holds FMC common stock in a tax-deferred account, such as an individual retirement account; or

•	a shareholder that acquired FMC common stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation.

If a partnership, or any entity treated as a partnership for U.S. federal income tax purposes, holds FMC common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partners and the activities of the partnership. A partner in a partnership holding FMC common stock should consult its tax advisor.
This discussion of material U.S. federal income tax consequences is not a complete analysis or description of all potential U.S. federal income tax consequences of the Distribution. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any U.S. federal, estate, gift or other non-income tax or any non-U.S., state or local tax consequences of the Distribution. Accordingly, you should consult your tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences of the Distribution to you.

Tax Opinion
The consummation of the Distribution is conditioned upon the receipt of an opinion of tax counsel substantially to the effect that the distribution of all of the shares of Livent common stock owned by FMC to the stockholders of FMC, together with certain related transactions, will qualify as a tax-free “reorganization” within the meaning of Section 368(a)(1)(D) of the Code and a tax-free distribution within the meaning of Section 355 of the Code, which we refer to as a “Tax Opinion.” In rendering the Tax Opinion, tax counsel will rely, on (i) customary representations and covenants made by us and Livent, including those contained in representation letters, and (ii) specified assumptions, including an assumption regarding the completion of the Distribution and certain related transactions in the manner contemplated by the transaction agreements. In addition, tax counsel’s ability to provide the Tax Opinion will depend on the absence of changes in existing facts or law between the date of this information statement and the closing date of the Distribution. If any of the representations, covenants or assumptions on which tax counsel will rely is inaccurate, tax counsel may not be able to provide the Tax Opinion or the tax consequences of the Distribution could differ from those described below. An opinion of tax counsel does not preclude the Internal Revenue Service (the “IRS”) or the courts from adopting a contrary position. We do not intend to obtain a ruling from the IRS on the tax consequences of the Distribution or any of the related transactions.
The Distribution
Assuming that the Distribution, together with certain related transactions, will qualify as a tax-free “reorganization” within the meaning of Section 368(a)(1)(D) of the Code and a tax-free distribution within the meaning of Section 355 of the Code, in general, for U.S. federal income tax purposes:

•	such Distribution will not result in the recognition of income, gain or loss to Livent or us;

•	no gain or loss will be recognized by, and no amount will be included in the income of, U.S. Holders of FMC common stock upon the receipt of Livent common stock;

•
the aggregate tax basis of the shares of Livent common stock distributed in the Distribution to a U.S. Holder of FMC common stock will be determined by allocating the aggregate tax basis such U.S. Holder has in the shares of FMC common stock immediately before the Distribution between such common stock and Livent common stock in proportion to the relative fair market value of each immediately following the Distribution;

•
the holding period of any shares of Livent common stock received by a U.S. Holder of FMC common stock in the Distribution will include the holding period of the shares of FMC common stock held by a U.S. Holder prior to the Distribution; and

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a U.S. Holder of FMC common stock that receives cash in lieu of a fractional share of Livent common stock will recognize capital gain or loss, measured by the difference between the cash received for such fractional share and the U.S. Holder’s tax basis in that fractional share, determined as described above, and such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for such fractional share is more than one year as of the closing date of the Distribution.

In general, if the Distribution, together with certain related transactions, does not qualify as a tax-free “reorganization” within the meaning of Section 368(a)(1)(D) of the Code and a tax-free distribution within the meaning of Section 355 of the Code, the Distribution will be treated as a taxable dividend to holders of FMC common stock in an amount equal to the fair market value of Livent common stock received, to the extent of such holder’s ratable share of FMC’s earnings and profits. In addition, if the Distribution does not qualify as a tax-free transaction under Sections 368(a)(1)(D) and 355 of the Code, we will recognize taxable gain, which could result in significant tax to us.
Even if the Distribution, together with certain related transactions, were otherwise to qualify as a tax-free transaction under Sections 368(a)(1)(D) and 355 of the Code, the Distribution will be taxable to us under Section 355(e) of the Code if 50% or more of either the total voting power or the total fair market value of the stock of FMC or Livent is acquired as part of a plan or series of related transactions that includes the Distribution. If Section 355(e) applies as a result of such an acquisition, we would recognize taxable gain as described above, but the Distribution would generally be tax-free to you. Under some circumstances, the tax matters agreement entered into between FMC and Livent would require Livent to indemnify us for the tax liability associated with the taxable gain.
Information Reporting and Backup Withholding
U.S. Treasury regulations generally require holders who own at least five percent of the total outstanding stock of FMC (by vote or value) and who receive FMC common stock pursuant to the Distribution to attach to their U.S. federal income tax return for the year in which the Distribution occurs a detailed statement setting forth certain information relating to the tax-free nature of the Distribution. We and/or Livent will provide the appropriate information to each holder upon request, and each such holder is required to retain permanent records of this information.
In addition, a withholding agent may be required to report the payments of cash to a U.S. Holder of FMC common stock in lieu of fractional shares of Livent common stock in the Distribution on an IRS Form 1099, unless the U.S. Holder provides the withholding agent with proof of an applicable exemption. Such payments that are subject to information reporting may also be subject to backup withholding, unless such U.S. Holder provides the withholding agent with a correct taxpayer identification number on a properly completed IRS Form W-9 and otherwise complies with the requirements of the backup withholding rules. Backup withholding does not constitute an additional tax, but merely an advance payment, which may be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely supplied to the IRS.

INFORMATION ABOUT LIVENT
Overview of Livent
Livent is a pure-play, fully integrated lithium company, with a long, proven history of producing performance lithium compounds. Livent’s primary products, namely battery-grade lithium hydroxide, butyllithium and high purity lithium metal are critical inputs used in various performance applications. Livent’s strategy is to focus on supplying high performance lithium compounds to the fast growing EV battery market, while continuing to maintain its position as a leading global producer of butyllithium and high purity lithium metal. With extensive global capabilities, over 60 years of continuous production experience, applications and technical expertise and deep customer relationships, Livent believes it is well positioned to capitalize on the accelerating trend of vehicle electrification.

Livent produces lithium compounds for use in applications that have specific performance requirements, including battery-grade lithium hydroxide for use in high performance lithium-ion batteries. Livent believes the demand for its compounds will continue to grow as the electrification of transportation accelerates, and as the use of high nickel content cathode materials increases in the next generation of battery technology products. Livent also supplies butyllithium, which is used as a synthesizer in the production of polymers and pharmaceutical products, as well as a range of specialty lithium compounds including high purity lithium metal, which is used in the production of lightweight materials for aerospace applications and non-rechargeable batteries. It is in these applications that Livent has established a differentiated position in the market through its ability to consistently produce and deliver performance lithium compounds.

Livent’s global footprint includes seven production sites in five countries across four continents, including one site operated by a third party that produces lithium hydroxide for Livent exclusively. This geographic presence allows Livent to operate close to its customers in order to better meet their needs.

Livent is one of a few lithium compound producers with global manufacturing capabilities. Livent uses the majority of the lithium carbonate it produces in the production of battery-grade lithium hydroxide in the United States and China. Livent uses the lithium chloride it produces in the production of butyllithium products in the United States, the United Kingdom, China and India, as well as in the production of high purity lithium metal in the United States. Livent has significant know-how and experience in the lithium hydroxide, butyllithium and high purity lithium metal production processes and product applications, which it believes provides it with a competitive advantage in these markets.

As a vertically integrated producer, Livent benefits from operating one of the lowest cost lithium mineral deposits in the world. Livent has been extracting lithium brine at our operations at the Salar del Hombre Muerto in Argentina for more than 20 years, and has been producing lithium compounds for over 60 years. Its operational history provides it with a deep understanding of the process to extract lithium compounds from brine. Livent has developed proprietary process knowledge that enables it to produce high quality, low impurity lithium carbonate and lithium chloride. Livent sources the majority of its base lithium compounds for use in the production of performance lithium compounds from these low cost operations in Argentina. Its operations in Argentina are expandable, giving it the ability to increase its lithium carbonate and lithium chloride production to meet increasing demand. Livent also has the operational flexibility to procure lithium carbonate from third party suppliers as raw materials. This strategy allows Livent to manage its production requirements and raw material cost, creating opportunities to optimize profitability.

Livent’s principal executive offices are located at 2929 Walnut Street, Philadelphia, Pennsylvania 19104. General information about Livent can be obtained by visiting its corporate website at www.livent.com. Information on any website referenced in this Information Statement does not constitute a part of this Information Statement.
Background of the Separation of Livent from FMC
In February 2018, FMC formed FMC Lithium USA Holding Corp. as a wholly-owned subsidiary and contributed $1.00 to FMC Lithium USA Holding Corp. in exchange for 100 shares of common stock of FMC Lithium USA Holding Corp. FMC Lithium USA Holding Corp. was renamed Livent Corporation in July 2018. In October 2018, we transferred all of the entities, assets, liabilities and obligations that were primarily related to our lithium business to Livent and its subsidiaries in exchange for 122,999,900 shares of common stock of Livent and a special cash payment. On October 15, 2018, Livent completed an initial public offering of 20,000,000 shares of its common stock. On November 8, 2018, the underwriters exercised in full their option to purchase an additional 3,000,000 shares of Livent.
On February 4, 2019, subject to the conditions described above under the heading “Conditions to the Distribution”, our Board of Directors authorized the distribution to our stockholders of an aggregate of 123,000,000 shares of Livent common stock on the Distribution Date as a pro rata special stock dividend on shares of FMC common stock outstanding at 5:00 p.m. EST, New York City time on the Record Date. Following the Distribution, we will no longer own any shares of Livent common stock.
INFORMATION ABOUT LIVENT COMMON STOCK
Under Livent’s Amended and Restated Certificate of Incorporation, Livent’s authorized capital stock of the company is comprised of 2,000,000,000 shares of common stock, par value $0.001 per share and 50,000,000 shares of preferred stock, par value $0.001. For a more complete description of Livent common stock, you should review Livent’s Amended and Restated Certificate of Incorporation and By-laws, copies of which are attached to Livent’s Amendment No. 1 to Form S-1 (Registration Statement No. 333-227026) filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 1, 2018 as Exhibit 3.1 and as Exhibit 3.2, respectively. See “Where You Can Find Additional Information” for instructions on how to obtain these documents.
Livent common stock currently trades on the NYSE under the symbol “LTHM”.
EQ Shareowner Services is the distribution agent for Livent common stock. You may contact the distribution agent by telephone at 800-468-9716 (U.S. toll-free) or 651-450-4064 (outside the U.S.) or at the following address: P.O. Box 64854, St. Paul MN 55164-0854 or by certified overnight delivery at 1110 Centre Pointe Curve Suite 101 Mendota, Heights, MN 55120-4100. You can also visit EQ Shareowner Services on the Internet at www.shareowneronline.com.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are providing this Information Statement to our stockholders to ensure that they have received adequate information regarding the Distribution. The information in this Information Statement is not intended to be complete and does not contain all information that you should consider in connection with the Distribution. FMC and Livent are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and each company files reports and other information, including annual reports, quarterly reports and proxy statements, with the SEC.
You may read and copy any reports, statements or other information that FMC and Livent file with the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC at www.sec.gov. Our Internet website address is www.fmc.com. Livent’s Internet website address is www.livent.com. Information on any website referenced in this Information Statement does not constitute a part of this Information Statement.